Exhibit K


                                   AGREEMENT
                                       OF
                           BRIDGER CREEK PARTNERSHIP

     THIS AGREEMENT OF TAX PARTNERSHIP (the "Agreement") is made and entered into by and among Mr. and Mrs. William N. Spratt (collectively "Spratt") and Metro Cable Corporation, a Colorado corporation, ("Metro"). Metro and Spratt hereinafter occasionally referred to collectively as the "Participants."

                                  I. FORMATION

     1. Tax Partnership. The parties hereto have agreed to form, and by executing this Agreement hereby enter into, a tax partnership (the "Tax Partnership"). Nothing contained in this Agreement shall be deemed to constitute either Participant, the partner of the other or, except as otherwise herein expressly provided, to constitute either Participant, agent or legal representative of the other or to create any fiduciary relationship between them. It is not the intention of the Participants to create, and this Agreement shall not be interpreted or construed to create, any commercial or other partnership, other than the Tax Partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations, and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided for herein. Each Participant shall indemnify, defend and hold harmless the other Participant, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of or resulting from any act or any assumption of liability by the indemnifying Participant or any of its directors, officers, employees, agents or attorneys done or undertaking, or apparently done or undertaking, on behalf of the other participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

     2. Name. The name of the Tax Partnership is Bridger Creek Partnership.

     3. Place of Business and Agent for Service of Process. The principal place of business of the Tax Partnership and its registered office in the State of Wyoming shall be located at 716 College View Drive, Riverton, Wyoming 82501; provided, however, that Metro may change the address of the principal place of business by notice in writing to Spratt. The name of its registered agent at that address shall be Robert Thrailkill.



                                                      4863658 page 1 of 10 pages

     4. Tax Partnership Election. The parties hereto agree to form a tax partnership with a specific election to be treated under Subchapter K of the Internal Revenue Code of 1986, as amended (the "Code"). Metro shall file all documents necessary for the specific election under Subchapter K.

     5. Term. The Tax Partnership shall commence its existence and business upon execution of this Agreement by Metro and Spratt and shall continue until the first of the following events occurs: dissolution by mutual agreement; or the bankruptcy, death or dissolution of either Participant.

     6. Purpose. The business and purpose of the Tax Partnership is to manage the Royalty Interests (as hereinafter defined).

                    II. TAX PARTNERSHIP INTEREST AND CAPITAL

     1. Capital Contribution of Participants. The capital of the Tax Partnership shall be contributed by the Participants. Metro and Spratt each hereby contribute all of their respective right, title and interest in and to a 0.525% royalty on oil and gas production from all formations in the Madden Deep Unit as it presently exists and certain lands outside said Madden Deep Unit more particularly described on Schedule A (which Schedule includes a description of the Royalty Interests) and Schedule B (which Schedule includes a plat of T37-39N, R89-91W and a description of the land holdings within said Madden Deep Unit and certain lands outside said Madden Deep Unit), which Schedules are attached hereto and by this reference incorporated herein (which royalty interests are hereinafter referred to as the "Royalty Interests"). Metro and Spratt shall execute any and all further deeds, assignments, division order or other documents necessary to make such contribution. In addition, Metro and Spratt shall make further contributions necessary to conduct the business of the Tax Partnership, although both Metro and Spratt expect that income generated by the Royalty Interests will be sufficient to conduct the business of the Partnership.

     2. Capital Accounts. A Capital Account shall be established for each Participant on the books and records of the Tax Partnership which shall be the amount of the Participant's Capital Contributions plus or minus, as appropriate, such Participant's share of the income or loss of the Tax Partnership and minus cash or other distributions made by the Tax Partnership. Such opening capital contributions shall be valued as set forth in Paragraph VI.1.d. Other adjustments may be made to the Capital Accounts to reflect special items or circumstances in accordance with good tax accounting principles or Treasury Regulations promulgated under the applicable provisions of Subchapter K of the Code, including without limitation Section 704(b).

                                      -2-

                                                 Fremont County Wyo. No. 1123083
                                                                        Recorded
                                            Dec 31 1990   Book 422      Page 332
                                                     2:00 o'clock pm. Alma Nicol
                                                                    County Clerk

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                                III. MANAGEMENT

     1. Manager. Subject to the provisions of Section III.2 and except as otherwise expressly stated elsewhere in this Agreement, Metro shall have control over the business of the Tax Partnership and be Manager, and in consultation with Spratt shall have authority to manage the operations and affairs of the Tax Partnership and to make all decisions regarding the business of the Tax Partnership taking into consideration the tax consequences to both parties. Without limiting the generality of the foregoing, such powers include the right:

          a. To manage and operate the Tax Partnership property;

          b. To employ from time to time, at the expense of the Tax Partnership, Persons required for the operation of the Tax Partnership's business, to enter into agreements and contracts with such Persons on such terms and for such compensation as the Manager determines to be reasonable, and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate.

          c. To maintain, at the expense of the Tax Partnership, adequate records and accounts of all operations and expenditures and furnish the Participants with annual statements of account as of the end of each fiscal year, together with all tax reporting information required by the Internal Revenue Service;

          d. To execute any and all division orders, and other contracts, agreements, documents, certificates and other instruments as are necessary or convenient with respect to the business of the Tax Partnership;

     3. To file tax returns and to make such elections under the Code as the Manager shall deem desirable;

     2. Limitations on the Manager's Authority. The Manager shall not have authority to:

          a. Do any act in contravention of this Agreement;

          b. Do any act which would make it impossible to carry on the ordinary business of the Tax Partnership or be detrimental to either Participant;

          c. Confess a judgment against the Tax Partnership;

          d. Charge the Tax Partnership for its own general and administrative expenses;

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          e.  Assign  the  rights of the Tax  Partnership  for other  than a Tax
Partnership purpose;

          f. Sell or encumber any portion of the Royalty Interests without the prior consent of the other Participants.

     3. Tax Controversies. Metro is hereby designated as the Tax Partnership's "Tax Matters Partner" pursuant to the Code, and, to the extent authorized and permitted under applicable law, Metro is authorized and required to represent the Tax Partnership and each Partner in connection with all examinations of the Tax Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Tax Partnership funds for professional services and costs connected therewith. Spratt agrees to cooperate with Metro and to do or refrain from doing any and all things reasonably required by Metro to conduct such proceedings. Metro agrees to keep Spratt fully informed to consult with Spratt on any tax controversies.

     4. Election of Substitute Manager and Tax Matters Partner. If Metro disposes of more than 50% of its interest in the Partnership, then the Participants shall elect by vote of a majority interest of the Tax Partnership a Substitute Manager, which person shall also become Tax Matters Partner.

     5. Indemnification of Manager. The Tax Partnership shall indemnify and hold harmless the Manager and its officers, directors and employees from any loss, liability or damage incurred or suffered by any such Person by reason of any act performed or omitted to be performed by it in connection with the business of the Tax Partnership, including attorneys' fees incurred by it in connection with the defense of any claim or action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent indemnification is prohibited by law; and provided, that any such indemnification shall only be from the assets of the Tax Partnership. Any indemnification required herein to be made by the Tax Partnership shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise. The Manager and its officers, directors and employees (a) shall be entitled to the foregoing indemnification; and (b) shall not be liable to the Tax Partnership for any loss, liability or damage suffered or incurred by the Tax Partnership, directly or indirectly, in connection with its activities; provided, however, that no Person whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability by virtue of this Section III.5 unless such Person determined in good faith that such course of conduct was in the best interests of the Tax Partnership, and such course of conduct did not constitute fraud, negligence or misconduct.

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                           IV. RIGHTS OF PARTICIPANTS

     1. Any Participant and their designated representatives shall have access to all books and records of the Tax Partnership during normal business hours and may inspect and, upon payment of a reasonable charge, copy such books and records.

                  V. ACCOUNTING RECORDS, REPORTS AND MEETINGS

     1. Books of Accounts and Records. The Tax Partnership's books and records shall be maintained at the principal place of business of the Tax Partnership. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Tax Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Tax Partnership.

     2. Financial Statements and Reports. The Manager shall provide the following reports and financial statements to the other Participants:

          a. Tax Information. Within 75 days after the end of each fiscal year, such information with respect to the Tax Partnership as is required by the Internal Revenue Service to be supplied to the Participants for preparation of their Federal income tax returns.

          b. Other Reports. Such other reports to be sent to the Participants from time to time as the Manager may deem advisable it being the intention that all Participants will be kept fully informed.

     3. Bank Accounts. Tax Partnership monies shall be deposited in the name of the Tax Partnership in one or more banks or savings and loan associations to be designated by the Manager and shall be withdrawn on the signature of the duly authorized officers, employees or agents of the Manager.

                       VI. ALLOCATIONS AND DISTRIBUTIONS

     1. Allocations.

          a. General Allocation. The profits, gains and losses of the Tax Partnership, and each item of gain, loss, deduction or credit entering into the computation thereof, shall be determined in accordance with the accounting methods followed for federal

                                                       486368 PAGE 5 OF 10 PAGES

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income  tax  purposes  and  otherwise  in  accordance  with  generally  accepted accounting principles and procedures as follows:

               (i) Until such time as Metro has received distribution from partnership of an amount equal to $1,050,000 plus interest adjusted semi-annually at the prime commercial lending rate published by the First Interstate Bank of Denver, N.A., compounded on a semi-annual basis, commencing on the effective date of the Partnership:

                    (1) Metro shall be allocated 100% of the first $40,000 of annual net income (hereinafter defined) which shall be cumulative of the Tax Partnership, 80% of the annual net income thereafter, and shall be liable for 80% of the expenses and allocated 80% of the net losses of the Tax Partnership; and

                    (2) Spratt shall receive 20% of the annual net income of the Tax Partnership after payment to Metro of its special allocation of the first $40,000 of net income and shall be liable for 20% of the expenses and allocated 20% of the net losses of the Tax Partnership;

               (ii) After the time that Metro has received an amount equal to $1,050,000 plus interest adjusted semi-annually at the prime commercial lending rate published by the First Interstate Bank of Denver, N.A., compounded on a semi-annual basis, commencing on the effective date of the Partnership;

                    (1) Metro shall receive 60% of the net income and shall be allocated 60% of the net income of the Tax Partnership, and shall be liable for 60% of the expenses and shall be allocated 60% of any net losses of the Tax Partnership; and

                    (2) Spratt shall receive 40% of the net income and shall be allocated 40% of the income of the Tax Partnership, and shall be liable for 40% of the expenses and shall be allocated 40% of any net losses of the Tax Partnership.

          b. Defined of Annual Net Income. The term annual net income, as used herein shall mean the income earned from the Royalty Interests, and any and all other sources of income of the Tax Partnership minus all expenses of the Tax Partnership except depletion which will be directly allocated to the Participants in accordance with applicable Regulations, computed annually on a calendar year basis through the use of generally accepted accounting practice on a consistent cash or accrual basis as selected by the Manager.

                                                       486368 PAGE 6 OF 10 PAGES

          c. Notwithstanding the general allocations described above, the Tax Partnership shall make the following special allocations:

               (i) Provisional Allocation. In the event that any amount claimed by the Tax Partnership to constitute a deductible expense in any tax year of the Tax Partnership is treated as a payment made to a Participant in his capacity as a member of the Tax Partnership for income tax purposes, income and gains of the Tax Partnership for such year shall first be allocated to such payment and no deductions and losses of the Tax Partnership shall be allocated thereto.

               (ii) Special Allocations. The Tax Partnership may make special allocations of items of Tax Partnership income and gain in accordance with Treasury Regulation under Code Sections 704(b) and 704(c), or if any Participant otherwise has a deficit balance in his Capital Account, in an amount and manner sufficient to eliminate any deficit balances in their Capital Accounts as quickly as possible after the deficit balance in their Capital Account or other imbalance is created. Any special allocations of items of income or gain pursuant to this Section VI.1.c shall be taken into account in computing subsequent allocations pursuant to this Article VI, so that the net amount of any items so allocated and all other items allocated to each Participant pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article VI if such unexpected adjustments, allocations or distributions had not occurred.

          d. Contributed Property. Notwithstanding the foregoing, in accordance with Section 704(c) of the Code, income, gain, loss, deductions, amortization and depletion with respect to property contributed to the Tax Partnership by a Participant shall be shared among the Participants so as to take account of the variation between the basis of the property to the Tax Partnership and it fair market value at the time of the contribution. The agreed upon fair market value for Spratt is $262,500 and Spratt's adjusted tax basis is $-0-. Therefore, Spratt's pre-contribution gain under Section 704(c) is $262,500. The agreed upon fair market value for Metro and its tax basis are both $1,050,000.

     2. Distributions. All cash in excess of the reasonably anticipated needs of the Tax Partnership(as such may be determined in the sole discretion of the Manger) shall be distributed to the Participants in accordance with the General Allocations set forth in Section VI.1.a, above, as from time to time adjusted.

                                                       486363 PAGE 7 OF 10 PAGES

                          VII. ASSIGNMENT OF INTEREST

     1. Assignment. The interest of the Participants shall be assignable in whole or in part only with the prior written approval of the other Participant which approval will not be unreasonably withheld.

                       VIII. DISSOLUTION AND LIQUIDATION

     1. Agreement. Upon the expiration of the term of the Tax Partnership, the Tax Partnership shall be dissolved and accounts shall be settled as set forth in
Section 2, below To the extent that any Partner has a deficit balance in his Capital Account upon such dissolution and liquidation and after any special allocations are made in accordance with Section VI.1c. hereof, such Partner will within 90 days pay the amount of such deficit balance in his Capital Account to the Tax Partnership to increase his Capital Account to zero.

     2. Settling Accounts. In settling accounts after liquidation, the assets of the Tax Partnership shall be applied in the following order of priority:

          a. payment, or adequate provision for payment, of the liabilities of the Tax Partnership to creditors (including Participants who are creditors);

          b. payment of all expenses of the liquidation;

          c. the establishment of such reserves for contingencies as are deemed necessary by the Manager (or special liquidator);

          d. payment of the remaining assets to the Participants, pro rata, who have positive Capital Accounts in an amount based upon the respective amounts of their Capital Accounts. Distribution of Tax Partnership property shall be made in kind to the maximum extent possible. If Tax Partnership property is distributed in kind, the fair market value of such property shall be determined and the Capital Accounts of the Participants adjusted as if such Tax Partnership property had been sold for its fair market value. Upon distribution of Tax Partnership property in kind, each Partner's Capital Account, as adjusted, shall be debited to reflect the fair market value of such property; and

          e. Any additional distributions shall be made in accordance with the Participant's respective interests in the net income of the Tax Partnership determined in accordance with Article VI, Section 1.a.

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                                IX MISCELLANEOUS

     1. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes of delivered personally to the party or to an officer of the party to whom the same is directed or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to Metro:

       Metro Cable Corporation
       716 College View Drive
       Riverton, Wyoming 82501

If to Spratt:

       Mr. and Mrs. William N. Spratt
       Lost Cabin Route
       Lysite, Wyoming 82642

     Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

     2. Application of Wyoming Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without giving effect to the provisions of conflict of laws thereof.

     3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     4. Assignability. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the respective parties hereto.

     5. Interpretation. As used herein, the masculine includes the feminine and the neuter and singular includes the plural.

     6. Captions. Paragraph, titles or captions in no way define, limit extend or describe the scope of this Agreement nor the intent of any of its provisions.

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

     7. Adjustment of Basis. Participants may, but are not obligated to, elect, pursuant to Internal Revenue Code Section 754, to adjust the basis of Tax Partnership property under the circumstances and in the manner provided in Internal Revenue Code Sections 734 and 743. The Manager shall, in the event of such an election, take all necessary steps to effect the election.

     8.   Integrated   Agreement.   This   Agreement   constitutes   the  entire
understanding and agreement among the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement this 31st day of December, 1990.


                                        ----------------------------------------
                                        William N. Spratt by
                                        Thomas Jay Spratt his Attorney in fact
                                        Robert Asa Spratt his Attorney in fact


                                        ----------------------------------------
                                        Patricia A. Spratt by
                                        Thomas Jay Spratt her Attorney in fact
                                        Robert Asa Spratt her Attorney in fact


                                        METRO CABLE CORPORATION, a Colorado
                                        corporation


                                        BY:  /S/  ROBERT E. THRAILKILL
                                            ------------------------------------
                                        Robert E. Thrailkill, President


Subscribed and sworn before me this 31st day of December 1990, by Thomas Jay Spratt and Robert Asa Spratt, attorneys in fact, for William N. Spratt and Patricia A. Spratt.


/S/  NATALIE L. HARRIS
----------------------------------
Notary
My commission expires:  12/7/92


Subscribed and sworn before me this 31st day of December, 1990, by Robert E. Thrailkill.

/S/  NATALIE L. HARRIS
----------------------------------
Notary
My commission expires:  12/7/92

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